UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  May 31, 2013

NetSpend Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34915	20-2306550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1300, Austin, Texas	78701-2582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 532-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

NetSpend Holdings, Inc. (the “Company”) held a special meeting of stockholders on May 31, 2013 (the “Special Meeting”). Of the 72,464,376 shares of common stock outstanding and entitled to vote as of the April 3, 2013 record date, 52,631,163 shares of common stock were represented in person or by proxy at the Special Meeting.  A summary of the final voting result for the matter voted upon by the stockholders at the Special Meeting is set forth below.

Proposal 1: Adjourn the Special Meeting of Stockholders to June 18, 2013:

Votes For	Votes Against	Abstentions
49,981,367	2,644,646	5,150

As a result of the vote, the special meeting is adjourned to June 18, 2013 at 10:00 a.m. Central Time, at the San Jacinto Conference Center, 98 San Jacinto Blvd., Suite 160, Austin, Texas 78701.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSPEND HOLDINGS, INC.

Date: May 31, 2013	By:	/s/ George W. Gresham
George W. Gresham
Chief Financial Officer